Exhibit 99.1

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF THE COMPANY, DATED DECEMBER 9, 2020, AS SUPPLEMENTED BY THE PROSPECTUS SUPPLEMENT DATED MARCH 29, 2022 (AS SO SUPPLEMENTED, THE “PROSPECTUS”), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM ALLIANCE ADVISORS, LLC, THE INFORMATION AGENT, BY CALLING TOLL FREE AT (833) 786-6484, BY MAIL AT ALLIANCE ADVISORS, LLC, 200 BROADACRES DR., 3RD FLOOR, BLOOMFIELD, NJ 07003, OR BY E-MAIL AT QMCO@ALLIANCEADVISORS.COM.

INSTRUCTIONS AS TO USE OF

RIGHTS CERTIFICATES

CONSULT ALLIANCE ADVISORS, LLC, THE INFORMATION AGENT, OR

YOUR BANK OR BROKER AS TO ANY QUESTIONS

The following instructions relate to the distribution (the “Rights Offering”) of non-transferable subscription rights (the “subscription rights”) by Quantum Corporation, a Delaware corporation (“we,” “us,” “our” or the “Company”), at no charge to the holders of record as of 5:00 p.m., Eastern Time, on March 25, 2022 (the “record date”) of (a) our outstanding shares of common stock, par value $0.01 per share and (b) certain outstanding warrants to purchase shares of our common stock we issued on December 27, 2018 and June 16, 2020 (the “Participating Warrants”), which are entitled to participate alongside our holders of common stock in this offering (the securities in clauses (a) and (b), collectively, the “Eligible Securities” and the holders of the Eligible Securities, collectively, the “Eligible Securityholders”).

Each Eligible Securityholder will receive one subscription right for each share of common stock owned (including shares of common stock issuable upon exercise of the Participating Warrants) on the Record Date (the “Basic Subscription Right”). Each subscription right entitles an Eligible Securityholder to purchase 0.422572999 of a share of our common stock at a subscription price equal to $2.25 per whole share of common stock (the “Subscription Price”). Eligible Securityholders who fully exercise their Basic Subscription Rights will be entitled to an over-subscription privilege to subscribe for and purchase, at the Subscription Price, additional shares of common stock that remain unsubscribed as a result of unexercised Basic Subscription Rights, subject to pro rata adjustments, if any (the “Over-Subscription Privilege”). If all Eligible Securityholders exercise their subscription rights in full, we would issue in connection with the Rights Offering, in the aggregate, approximately 30 million shares of our common stock, subject to adjustment for the number of actual shares, including shares issuable upon exercise of the Participating Warrants, outstanding as of the record date.

If you send a payment that is insufficient to purchase the number of shares of common stock you requested, or if the number of shares of common stock you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the Subscription Price for the full exercise of your subscription rights, or if you subscribe for more shares of common stock than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty, following 5:00 p.m., Eastern Time on April 18, 2022, unless we extend such period (the “Expiration Time”). You will not receive interest on any payments refunded to you under the Rights Offering. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful. If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the Expiration Time, your subscription rights will be considered exercised at the Expiration Time.

There is no minimum number of shares of common stock that you must purchase, but you may not purchase fractional shares. You may exercise all or a portion of your subscription rights for whole shares of common stock or you may choose not to exercise any of your subscription rights at all.

The subscription rights may be exercised at any time during the subscription period, which will commence on March 29, 2022, and will expire at 5:00 p.m., Eastern Time, on April 18, 2022, unless we extend such period (the “Subscription Period”). We do not currently intend to extend the Subscription Period. If you elect to exercise any subscription rights, Computershare Trust Company, N.A. (the “Subscription Agent”), must receive all required documents and payments from you at or prior to the Expiration Time; except for certain Eligible Securityholders who are parties to the Investment Commitment Agreement, dated March 16, 2022 (the “Committed Purchasers”), a copy of which is filed as Exhibit 10.1 to the Form 8-K filed on March 17, 2022, who are not required to deliver payment to Computershare for the shares exercised pursuant to such Committed Purchasers’ Over-Subscription Privilege until the Committed Purchasers receive a notice from the Company as to the amount of shares constituting such Committed Purchasers’ Over-Subscription Privilege in accordance with the Investment Commitment Agreement. If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the Expiration Time, your subscription rights will be considered exercised at the Expiration Time.

You must properly complete the enclosed Rights Certificate and deliver it, along with payment of the Subscription Price in full (without any deductions for bank charges or similar fees) on or prior to the expiration of the Subscription Period. If you send your Rights Certificate and Subscription Price payment by mail, we recommend that you use an overnight courier or insured, registered mail, return receipt requested. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO QUANTUM CORPORATION.

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of common stock from subscription right holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights, you will not be able to participate in the Rights Offering.

Please see the discussion of risk factors related to the Rights Offering under the heading “Risk Factors—Risks Related to the Rights Offering” in the Prospectus.

If you have any questions concerning the Rights Offering, please call the Information Agent for the Rights Offering, Alliance Advisors, LLC, by calling toll free at (833) 786-6484, by mail at Alliance Advisors, LLC, 200 Broadacres Dr., 3rd Floor, Bloomfield, NJ 07003, or by e-mail at QMCO@allianceadvisors.com.

YOUR COMPLETED RIGHTS CERTIFICATE AND PAYMENT IN FULL OF THE SUBSCRIPTION PRICE FOR EACH RIGHT THAT IS EXERCISED MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION OF THE SUBSCRIPTION PERIOD. ONCE YOU HAVE EXERCISED YOUR SUBSCRIPTION RIGHTS, SUCH EXERCISE MAY NOT BE REVOKED, CANCELED OR CHANGED, EVEN IF YOU SUBSEQUENTLY LEARN INFORMATION ABOUT THE COMPANY OR ITS BUSINESS, FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS THAT IS MATERIAL OR ADVERSE OR THAT YOU OTHERWISE CONSIDER TO BE UNFAVORABLE. SUBSCRIPTION RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION OF THE SUBSCRIPTION PERIOD WILL EXPIRE WITHOUT VALUE.

1.	Method of Subscription—Exercise of Subscription Rights.

To exercise your subscription rights, complete your Rights Certificate and deliver it, along with payment of the Subscription Price in full (without any deductions for bank charges or similar fees) to the Subscription Agent, on or prior to the expiration of the Subscription Period. Payment of the aggregate Subscription Price will be held in a segregated account maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of shares of common stock you wish to acquire in the Rights Offering, as further described in the Prospectus and on your Rights Certificate, and if sent by mail, to the applicable address below:

By Overnight Courier, Registered Mail & Overnight Mail: Computershare Trust Company, N.A. Attn Corporate Actions Voluntary Offer 150 Royall Street – Suite V Canton, MA 02021	By First Class Mail: Computershare Trust Company, N.A. Attn Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

DELIVERY TO AN ADDRESS OR BY A METHOD OTHER THAN THOSE ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

Subscription rights will be evidenced by a rights certificate registered in the name of the record holder. If your shares are held in “street name” through a custodian bank, broker, dealer, or other nominee, then your custodian bank, broker, dealer, or other nominee is the record holder of the subscription rights you own. Your custodian bank, broker, dealer or other nominee, as the record holder, will notify you of the Rights Offering. The record holder must exercise the subscription rights and send payment of the aggregate Subscription Price on your behalf.

Custodian banks, brokers, dealers, and other nominee holders of subscription rights who exercise subscription rights on behalf of beneficial owners of subscription rights will be required to certify to the Subscription Agent and the Company as to the aggregate number of subscription rights that have been exercised by each beneficial owner of subscription rights (including such nominee itself) on whose behalf such nominee holder is acting.

2.	No Sale or Transfer of Subscription Rights.

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone.

3.	Execution

(a)

Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b)

Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

(c)	Signature Guarantees. Your signature must be guaranteed by an eligible institution if you specify special delivery instructions.

4.	Method of Delivery.

The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the subscription rights holder.

5.	Determination Regarding the Exercise of Your Subscription Rights.

All questions concerning the timeliness, validity, form and eligibility of any exercise of subscription rights will be determined by us. Our determinations will be final and binding. We reserve the right, in our sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within the time that we may determine. We may also, in our sole discretion, reject the attempt to exercise any subscription rights. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within the time that we determine. None of the Subscription Agent, the Information Agent nor we are under any duty to give notice of any defect or irregularity in connection with the submission of rights certificates.